Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Third Quarter 2025 Results

For Release October 28, 2025

•	Third quarter 2025 net income of $54.7 million, decreased $6.6 million compared to third quarter of 2024 and increased $16.7 million compared to the second quarter 2025.

•	Third quarter 2025 diluted earnings per common share of $0.97 decreased 17% compared to the third quarter of 2024 and increased 62% compared to the second quarter of 2025.

•	The total provision for credit losses decreased 45%, or $23.8 million, and loans receivable classified as special mention decreased by 9%, to $155.7 million, compared to June 30, 2025.

•	Gain on sale of loans increased $7.9 million, or 47%, compared to the third quarter of 2024 and $1.3 million, or 6%, compared to the second quarter of 2025, highlighting the strength of underlying earnings and resilience in core businesses.

•	Tangible book value per common share reached a record-high of $36.31 and increased 12% compared to $32.38 in the third quarter of 2024 and increased 3% compared to $35.42 in the second quarter of 2025.

•	As of September 30, 2025, the Company had $5.9 billion in unused borrowing capacity with the Federal Home Loan Bank and the Federal Reserve Discount window, representing 30% of total assets.

•	Total assets of $19.4 billion reached the highest level ever reported by the Company and increased $213.4 million, or 1%, compared to June 30, 2025 and increased $548.9 million, or 3%, compared to December 31, 2024.

•	Loans receivable of $10.5 billion, net of allowance for credit losses on loans, increased $83.1 million, or 1%, compared to June 30, 2025, and increased $161.2 million, or 2%, compared to December 31, 2024.

•	Core deposits of $12.8 billion increased $1.4 billion, or 12%, compared to June 30, 2025 and increased $3.4 billion, or 36%, compared to December 31, 2024. Core deposits now represent 92% of total deposits, reaching the highest level the Company has reported since March 2022.

•	Brokered deposits of $1.1 billion decreased $110.4 million, or 9%, compared to June 30, 2025, and decreased $1.4 billion, or 55%, compared to December 31, 2024.

•	On September 17, 2025, the Company executed a credit default swap on a $557.1 million pool of healthcare mortgage loans, to provide credit protection for the loan pool and reduce risk-based capital requirements.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank, today reported third quarter 2025 net income of $54.7 million, or diluted earnings per common share of $0.97. This compared to $61.3 million, or diluted earnings per common share of $1.17 in the third quarter of 2024, and compared to $38.0 million, or diluted earnings per common share of $0.60 in the second quarter of 2025.

“We are pleased with the strong rebound in earnings this quarter, driven by improved credit quality and disciplined execution. We also continued our successful track record of implementing credit risk transfers, including a $557 million healthcare loan pool, which enhances capital efficiency and reduces risk exposure. In addition, the strong activity in gain on sale of loans this quarter underscores the resilience and strength of our core businesses,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “Asset quality trends improved, with lower provision expenses and reduced criticized assets during the quarter. Combined with strong liquidity, core deposit growth, and effective capital management, we are confident in our ability to deliver sustainable performance and capitalize on additional market opportunities. These actions reinforce our commitment to long-term stability and shareholder value.”

Net income of $54.7 million for the third quarter of 2025 increased by $16.7 million, or 44%, compared to the second quarter of 2025. The improvement was primarily driven by a $23.1 million, or 31%, increase in net interest income after provision for credit losses, reflecting lower provision expenses. The increase was partially offset by a $7.5 million, or 15%, decrease in noninterest income driven by lower other income as well as syndication and asset management fees.

Net income of $54.7 million for the third quarter of 2025 decreased by $6.6 million, or 11%, compared to the third quarter of 2024. The decline was primarily driven by a $27.1 million, or 22%, decrease in net interest income after provision for credit losses, reflecting higher provision expenses. This decline was nearly offset by a $26.3 million, or 157%, increase in noninterest income, driven by growth in gains on loan sales and loan servicing fees. Results also reflected a $15.9 million, or 26%, increase in noninterest expense, largely attributable to higher salaries and employee benefits, and a $10.2 million, or 51%, decrease in the provision for income taxes, which benefited from the utilization of tax credits.

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Total Assets

Total assets of $19.4 billion at September 30, 2025 increased by $213.4 million, or 1%, compared to June 30, 2025, and $548.9 million, or 3%, compared to December 31, 2024. The increase compared to December 31, 2024 was primarily due to higher balances in the warehouse portfolios, which were partially offset by lower balances in the residential loan portfolio. The warehouse portfolio is exclusively made up of loans to residential and multi-family mortgage bankers that are funding agency-eligible mortgages and commercial loans, which represent all of the Company’s loans to non-depository financial institutions.

Return on average assets was 1.16% for the third quarter of 2025 compared to 1.34% for the third quarter of 2024 and 0.80% for the second quarter of 2025.

Asset Quality

The allowance for credit losses on loans of $93.3 million, as of September 30, 2025, increased by $1.5 million, or 2%, compared to June 30, 2025, and increased by $8.9 million, or 11%, compared to December 31, 2024. The $1.5 million increase compared to June 30, 2025 was driven by $31.0 million in provision for credit losses on loans, which was partially offset by $29.5 million in loan charge-offs. The $31.0 million provision for credit losses on loans for the third quarter of 2025 declined 43% compared to $54.5 million during the second quarter of 2025.

The provision expense and charge-offs for both periods were primarily associated with declines on multi-family property values after receiving new appraisals and the ongoing investigation of borrowers involved in mortgage fraud or suspected fraud. The increases were also attributable to certain types of subordinated loans that the Company no longer offers to borrowers. These underperforming loans have been largely identified and evaluated for potential losses that have either been included in the provision for credit losses as specific reserves or charged off.

The Company recorded charge-offs for nine relationships, primarily in the multi-family loan portfolio, totaling $29.5 million, and $23,000 in recoveries during the third quarter of 2025. This compares to $2.1 million in charge-offs and $7,000 in recoveries during the third quarter of 2024 and $46.1 million in charge-offs and no recoveries in the second quarter of 2025.

Loans receivable classified as special mention declined by 9% compared to June 30, 2025, falling to $155.7 million. This decline reinforces the view that the frequency of migration to criticized status would subside, driven by favorable market conditions and the Company’s efforts with proactive portfolio management. Overall, criticized loans receivable of $582.2 million declined by 1% compared to June 30, 2025.

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As of September 30, 2025, all substandard loans have been evaluated for impairment and these loans have specific reserves of $31.1 million, of which $0.3 million was added during the third quarter of 2025, net of charge-offs. The Company believes that the remaining loan portfolio remains well collateralized.

Non-performing loans increased during the quarter, primarily attributable to one multi-family relationship that was partially offset by charge-offs. As of September 30, 2025, non-performing loans were $298.3 million, or 2.81% of loans receivable, compared to $251.5 million, or 2.39%, as of June 30, 2025, and $279.7 million, or 2.68%, as of December 31, 2024. This same relationship drove the $57.2 million increase in total delinquent loans from $279.0 million as of June 30, 2025, to $336.2 as of September 30, 2025. Of the $336.2 million in delinquent loans, $45.7 million are partially protected under credit risk transfer transactions.

The Company has been making additional efforts to reduce its credit risk through loan sale and securitization activities since 2019. Since 2023, the Company has strategically executed credit protection arrangements through a credit linked note and credit default swaps. At their inception, these credit protection arrangements addressed $4.2 billion in loans to reduce risk of losses, with coverage ranging from 13-15% of the unpaid principal balances for each arrangement. Despite having credit protection on these loans, the Company also continues to carry an allowance for credit losses on loans held for investment. As of September 30, 2025, the balance of loans subject to credit protection arrangements was $2.4 billion.

Total Deposits

Total deposits of $13.9 billion at September 30, 2025 increased by $1.2 billion, or 10%, compared to June 30, 2025, and increased by $2.0 billion, or 17%, compared to December 31, 2024. The increase compared to both periods was primarily due to growth in core demand deposits.

Core deposits of $12.8 billion at September 30, 2025 increased by $1.4 billion, or 12%, from June 30, 2025 and increased by $3.4 billion, or 36%, from December 31, 2024. The increases were attributable primarily to growth in custodial deposits from warehouse customers as well as strategic initiatives focused on delivering innovative liquidity solutions in expanded markets. Core deposits represented 92% of total deposits at September 30, 2025, 90% of total deposits at June 30, 2025, and 79% of total deposits at December 31, 2024.

Total brokered deposits of $1.1 billion at September 30, 2025 decreased $110.4 million, or 9%, from June 30, 2025 and decreased $1.4 billion, or 55%, from December 31, 2024. As of September 30, 2025, brokered certificates of deposit had a weighted average remaining duration of 49 days.

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Liquidity

Cash balances of $598.0 million as of September 30, 2025 decreased by $49.1 million, or 8%, compared to June 30, 2025 and increased by $121.4 million, or 25%, compared to December 31, 2024. The Company continues to have significant borrowing capacity available, with unused lines of credit totaling $5.9 billion as of September 30, 2025 compared to $5.0 billion at June 30, 2025 and $4.3 billion at December 31, 2024.

The Company’s most liquid assets are in cash, short-term investments, including interest-earning demand deposits, mortgage loans in process of securitization, loans held for sale, and warehouse lines of credit included in loans receivable. Taken together with its unused borrowing capacity of $5.9 billion described above, these totaled $12.6 billion, or 65%, of its $19.4 billion total assets at September 30, 2025.

This liquidity enhances the Company’s ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell or securitize a significant portion of its loans, which provides flexibility in managing its liquidity.

Comparison of Operating Results for the Three Months Ended

September 30, 2025 and 2024

Net Interest Income of $128.1 million decreased 4% compared to $132.8 million, reflecting lower interest income partially offset by lower interest expense on deposits and borrowings.

•	Net interest margin of 2.82% decreased 17 basis points compared to 2.99%. The margin was negatively impacted by a significant shift in business mix, as highly profitable but lower-margin loans held for sale balances, consisting of primarily warehouse loans, grew by $321.1 million, or 8%, and warehouse repurchase agreements grew by $432.5 million, or 36%, while other higher-margin loans receivable balances contracted by a net of $170.3 million.

•	Interest rate spread of 2.33% decreased 10 basis points compared to 2.43%.

Interest Income of $301.8 million decreased $37.1 million, or 11%, compared to $338.9 million. The decrease primarily reflected lower average yields on loans and loans held for sale, primarily in the warehouse portfolios.

•	Average yields on loans and loans held for sale of 6.88% decreased 103 basis points compared to 7.91%.

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Interest Expense of $173.7 million decreased $32.4 million, or 16%, compared to $206.1 million. The decrease reflected lower average balances at lower average rates on certificates of deposit, which were partially offset by higher average balances at lower average rates on interest-bearing checking accounts.

•	Average balances of $2.2 billion for certificates of deposit decreased by $2.8 billion, or 56%, compared to $5.0 billion.

•	Average interest rates of 4.57% for certificates of deposit decreased by 90 basis points compared to 5.47%.

•	Average balances on interest-bearing checking accounts of $7.5 billion increased by $2.2 billion, or 41%, compared to $5.3 billion.

•	Average interest rates on interest-bearing checking accounts of 4.02% decreased by 68 basis points compared to 4.70%.

Noninterest Income of $43.0 million increased $26.3 million, or 157%, compared to $16.7 million. The $26.3 million increase reflected a $9.5 million, or 629%, increase in loan servicing fees, a $7.9 million, or 47%, increase in gain on sale of loans, a $5.7 million, or 294%, increase in other income, and a $3.0 million, or 165%, increase in syndication and asset management fees.

•	Loan servicing fees included a $2.1 million positive fair market value adjustment to servicing rights, with a $394,000 negative adjustment in the Banking segment and a $2.5 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $6.7 million negative fair market value adjustment to servicing rights in the prior period with a $1.6 million negative adjustment in the Banking segment and a $5.1 million negative adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

•	Gain on sale of loans increased $7.9 million, or 47%, reflecting higher secondary market sales in the multi-family loan portfolio, including a securitization through a Freddie Mac-sponsored Q-Series transaction.

•	Other income included a $770,000 negative fair market value adjustment to the floor derivatives compared to a $7.7 million negative fair market value adjustment in the prior period.

Noninterest Expense of $77.3 million increased 26% compared to $61.3 million, primarily due to a $8.9 million, or 25%, increase in salaries and employee benefits that primarily reflected higher commissions on higher production volume and noninterest income, as well as $2.0 million for expenses associated with the addition of production staff, which is expected to continue to elevate production, gain on sale, and expenses in future quarters. Also contributing to the higher expenses during the quarter was a $3.6 million increase in other expenses primarily associated with taxes, insurance, property expenses, and legal fees for collateral preservation of nonperforming loans and a $2.1 million increase in credit risk transfer premium expense associated with credit default swaps.

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Comparison of Operating Results for the Three Months Ended

September 30, 2025 and June 30, 2025

Net Interest Income of $128.1 million remained essentially unchanged.

•	Net interest margin of 2.82% decreased 1 basis points compared to 2.83%.

•	Interest rate spread of 2.33% was unchanged.

Interest Income of $301.8 million decreased $2.6 million, or 1%, compared to $304.4 million, primarily reflecting a decrease in average balances on loans and loans held for sale, as well as lower average balances on securities held to maturity.

•	Average balances of $14.7 billion for loans and loans held for sale decreased $171.6 million, or 1% compared to $14.8 billion.

•	Average balances of $1.5 billion for securities held to maturity decreased $61.3 million, or 4%, compared to $1.6 billion.

Interest Expense of $173.7 million decreased $2.0 million, or 1% compared to $175.7 million. The decrease was primarily driven by lower average balances on borrowings and certificates of deposit, partially offset by higher average balances on interest-bearing checking accounts.

•	Average balances of $2.5 billion for borrowings decreased $977.6 million, or 28%, compared to $3.5 billion.

•	Average balances of $2.2 billion for certificates of deposit decreased $851.8 million, or 28%, compared to $3.1 billion.

•	Average balances of $7.5 billion for interest-bearing checking accounts increased $1.3 billion, or 21%, compared to $6.2 billion.

Noninterest Income of $43.0 million decreased $7.5 million, or 15%, compared to $50.5 million. The decrease was primarily due to a $5.5 million, or 59%, decrease other income and a $4.8 million, or 50%, decrease in syndication and asset management fees, partially offset by a $1.8 million, or 30%, increase in loan servicing fees and a $1.3 million, or 6%, increase in gain on sale of loans.

•	Other income included a $770,000 negative fair market value adjustment to floor derivatives compared to a $4.3 million positive fair market value adjustment to derivatives in the prior period.

•	Loan servicing fees included a $2.1 million positive fair market value adjustment to servicing rights, with a $394,000 negative adjustment in the Banking segment and a $2.5 million positive adjustment in the Multi-family Mortgage Banking segment. This compared to a $258,000 positive fair market value adjustment to servicing rights in the prior period, with a $487,000 negative adjustment in the Banking segment and a $745,000 positive adjustment in the Multi-family Mortgage Banking segment. The value of servicing rights generally increases in rising 10-year interest rate environments and declines in falling interest rate environments due to expected prepayments and earning rates that are influenced by projected future interest rates on escrow deposits.

•	Gain on sale of loans increased $1.3 million, or 6%, reflecting higher secondary market sales in the multi-family loan portfolio, including a securitization through a Freddie Mac-sponsored Q-Series transaction.

Noninterest Expense of $77.3 million remained essentially unchanged, primarily reflecting a $2.8 million decrease in other expenses primarily associated with taxes, insurance, receiver expenses, and legal fees for the collateral preservation of nonperforming loans, partially offset by a $2.2 million increase in deposit insurance expenses due to elevated levels of criticized and underperforming assets.

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About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that primarily offers multi-family housing and healthcare facility financing and servicing (through this segment it also serves as a syndicator of low-income housing tax credit and debt funds); Mortgage Warehousing that offers mortgage warehouse financing, commercial loans, and deposit services; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $19.4 billion in assets and $13.9 billion in deposits as of September 30, 2025, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@bankmerchants.com

INVESTOR CONTACT: SEAN SIEVERS

Merchants Bancorp

Phone: (317) 663-5197

Email: ssievers@bankmerchants.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Assets
Cash and due from banks	$11,566	$15,419	$15,609	$10,989	$12,214
Interest-earning demand accounts	586,470	631,746	505,687	465,621	589,692
Cash and cash equivalents	598,036	647,165	521,296	476,610	601,906
Securities purchased under agreements to resell	1,529	1,539	1,550	1,559	3,279
Mortgage loans in process of securitization	414,786	402,427	389,797	428,206	430,966
Securities available for sale ($591,379, $602,962, $626,271, $635,946 and $682,975 utilizing fair value option, respectively)	885,070	936,343	961,183	980,050	953,063
Securities held to maturity (fair value of $1,670,306, $1,547,525, $1,605,151, $1,664,674 and $1,756,203, respectively)	1,670,555	1,548,211	1,606,286	1,664,686	1,755,047
Federal Home Loan Bank (FHLB) stock and other equity securities	217,850	217,850	217,850	217,804	184,050
Loans held for sale (includes $112,832, $91,930, $75,920, $78,170 and $91,084 at fair value, respectively)	4,129,329	4,105,765	3,983,452	3,771,510	3,808,234
Loans receivable, net of allowance for credit losses on loans of $93,330, $91,811, $83,413, $84,386 and $84,549, respectively	10,515,221	10,432,117	10,343,724	10,354,002	10,261,890
Premises and equipment, net	75,148	71,050	67,787	58,617	53,161
Servicing rights	213,156	193,037	189,711	189,935	177,327
Interest receivable	82,445	82,391	82,811	83,409	86,612
Goodwill	8,014	8,014	8,014	8,014	8,014
Other assets and receivables	543,508	495,295	424,339	571,330	329,427
Total assets	$19,354,647	$19,141,204	$18,797,800	$18,805,732	$18,652,976
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$399,814	$315,523	$313,296	$239,005	$311,386
Interest-bearing	13,534,891	12,371,312	12,092,869	11,680,971	12,580,501
Total deposits	13,934,705	12,686,835	12,406,165	11,919,976	12,891,887
Borrowings	2,902,631	4,009,474	4,001,744	4,386,122	3,568,721
Deferred tax liabilities	28,973	29,228	35,740	25,289	19,530
Other liabilities	262,904	231,035	193,416	231,035	233,731
Total liabilities	17,129,213	16,956,572	16,637,065	16,562,422	16,713,869
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares
Issued and outstanding - 45,889,238 shares, 45,885,458 shares, 45,881,706 shares, 45,767,166 shares and 45,764,023 shares	242,371	241,452	240,512	240,313	239,448
Preferred stock, without par value - 5,000,000 total shares authorized
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - no shares at September 30, 2025, June 30, 2025 and March 31, 2025, and 125,000 shares for all prior periods
Issued and outstanding - no shares at September 30, 2025, June 30, 2025 and March 31, 2025, and 125,000 shares for all prior periods presented (equivalent to 5,000,000 depositary shares)	—	—	—	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,459	137,459	137,459	137,459	137,459
7.625% Series E Preferred stock - $1,000 per share liquidation preference
Authorized - 230,000 shares
Issued and outstanding - 230,000 shares (equivalent to 9,200,000 depositary shares) at September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, and no shares for September 30, 2024.	222,748	222,748	222,748	222,748	—
Retained earnings	1,431,983	1,392,136	1,369,009	1,330,995	1,250,176
Accumulated other comprehensive (loss) income	(211)	(247)	(77)	(133)	96
Total shareholders' equity	2,225,434	2,184,632	2,160,735	2,243,310	1,939,107
Total liabilities and shareholders' equity	$19,354,647	$19,141,204	$18,797,800	$18,805,732	$18,652,976

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q25	3Q25
	2025	2025	2024	vs. 2Q25	vs. 3Q24
Interest Income
Loans	$254,101	$255,641	$290,259	-1%	-12%
Mortgage loans in process of securitization	5,308	5,304	4,062	—	31%
Investment securities:
Available for sale	11,880	12,095	14,855	-2%	-20%
Held to maturity	22,427	23,166	22,081	-3%	2%
FHLB stock and other equity securities (dividends)	4,265	4,641	3,128	-8%	36%
Other	3,798	3,552	4,543	7%	-16%
Total interest income	301,779	304,399	338,928	-1%	-11%
Interest Expense
Deposits	139,744	131,375	165,675	6%	-16%
Short-term borrowings	25,926	36,981	31,601	-30%	-18%
Long-term borrowings	8,051	7,324	8,831	10%	-9%
Total interest expense	173,721	175,680	206,107	-1%	-16%
Net Interest Income	128,058	128,719	132,821	-1%	-4%
Provision for credit losses	29,239	53,027	6,898	-45%	324%
Net Interest Income After Provision for Credit Losses	98,819	75,692	125,923	31%	-22%
Noninterest Income
Gain on sale of loans	24,671	23,342	16,731	6%	47%
Loan servicing fees, net	7,986	6,138	(1,509)	30%	629%
Mortgage warehouse fees	1,736	2,039	1,620	-15%	7%
Syndication and asset management fees	4,864	9,707	1,834	-50%	165%
Other income	3,757	9,254	(1,934)	-59%	294%
Total noninterest income	43,014	50,480	16,742	-15%	157%
Noninterest Expense
Salaries and employee benefits	44,152	43,566	35,218	1%	25%
Loan expense	1,263	1,142	1,114	11%	13%
Occupancy and equipment	2,453	2,494	2,231	-2%	10%
Professional fees	3,371	3,159	3,439	7%	-2%
Deposit insurance expense	9,376	7,152	8,981	31%	4%
Technology expense	2,608	2,446	2,068	7%	26%
Credit risk transfer premium expense	4,194	4,767	2,079	-12%	102%
Other expense	9,833	12,611	6,188	-22%	59%
Total noninterest expense	77,250	77,337	61,318	—	26%
Income Before Income Taxes	64,583	48,835	81,347	32%	-21%
Provision for income taxes	9,882	10,854	20,074	-9%	-51%
Net Income	$54,701	$37,981	$61,273	44%	-11%
Dividends on preferred stock	(10,265)	(10,266)	(7,757)	—	32%
Net Income Available to Common Shareholders	$44,436	$27,715	$53,516	60%	-17%
Basic Earnings Per Share	$0.97	$0.60	$1.17	62%	-17%
Diluted Earnings Per Share	$0.97	$0.60	$1.17	62%	-17%
Weighted-Average Shares Outstanding
Basic	45,887,143	45,883,644	45,759,667
Diluted	45,950,216	45,929,563	45,910,052

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Nine Months Ended
	September 30,	September 30,
	2025	2024	Change
Interest Income
Loans	$749,022	$846,678	-12%
Mortgage loans in process of securitization	14,355	8,826	63%
Investment securities:
Available for sale	36,333	44,027	-17%
Held to maturity	69,951	62,402	12%
FHLB stock and other equity securities (dividends)	13,278	5,249	153%
Other	10,443	14,192	-26%
Total interest income	893,382	981,374	-9%
Interest Expense
Deposits	395,060	516,348	-23%
Short-term borrowings	96,271	50,435	91%
Long-term borrowings	23,078	26,595	-13%
Total interest expense	514,409	593,378	-13%
Net Interest Income	378,973	387,996	-2%
Provision for credit losses	89,993	21,589	317%
Net Interest Income After Provision for Credit Losses	288,980	366,407	-21%
Noninterest Income
Gain on sale of loans	59,632	37,255	60%
Loan servicing fees, net	18,134	28,720	-37%
Mortgage warehouse fees	5,288	4,126	28%
Loss on sale of investments available for sale (1)	—	(108)	100%
Syndication and asset management fees	17,960	10,370	73%
Other income	16,173	8,604	88%
Total noninterest income	117,187	88,967	32%
Noninterest Expense
Salaries and employee benefits	124,137	93,187	33%
Loan expense	3,203	3,063	5%
Occupancy and equipment	7,298	6,707	9%
Professional fees	9,424	11,094	-15%
Deposit insurance expense	23,756	19,685	21%
Technology expense	7,428	5,781	28%
Credit risk transfer premium expense	12,823	4,373	193%
Other expense	28,182	16,720	69%
Total noninterest expense	216,251	160,610	35%
Income Before Income Taxes	189,916	294,764	-36%
Provision for income taxes (2)	38,995	70,044	-44%
Net Income	$150,921	$224,720	-33%
Dividends on preferred stock	(30,796)	(24,181)	27%
Impact of preferred stock redemption	(5,371)	(1,823)	195%
Net Income Available to Common Shareholders	$114,754	$198,716	-42%
Basic Earnings Per Share	$2.50	$4.46	-44%
Diluted Earnings Per Share	$2.50	$4.45	-44%
Weighted-Average Shares Outstanding
Basic	45,865,167	44,549,432
Diluted	45,931,518	44,696,107

(1) Includes $0 and $(108) respectively, related to accumulated other comprehensive earnings reclassifications.
(2) Includes $0 and $26 respectively, related to income tax benefit for reclassification items.

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q25		3Q25
	2025	2025	2024	vs. 2Q25		vs. 3Q24
Noninterest expense	$77,250	$77,337	$61,318	—		26%

Net interest income (before provision for credit losses)	128,058	128,719	132,821	-1%		-4%
Noninterest income	43,014	50,480	16,742	-15%		157%
Total income	$171,072	$179,199	$149,563	-5%		14%

Efficiency ratio	45.16%	43.16%	41.00%	200	bps	416	bps

Average assets	$18,813,165	$18,984,925	$18,311,393	-1%		3%
Net income	54,701	37,981	61,273	44%		-11%
Return on average assets before annualizing	0.29%	0.20%	0.33%
Annualization factor	4.00	4.00	4.00
Return on average assets	1.16%	0.80%	1.34%	36	bps	(18	)bps

Return on average tangible common shareholders' equity (1)	10.69%	6.75%	14.43%	394	bps	(374	)bps

Tangible book value per common share (1)	$36.31	$35.42	$32.38	3%		12%

Tangible common shareholders' equity/tangible assets (1)	8.61%	8.49%	7.95%	12	bps	66	bps

Consolidated ratios
Total capital/risk-weighted assets(2)	13.6%	13.4%	12.2%
Tier I capital/risk-weighted assets(2)	13.0%	12.8%	11.6%
Common Equity Tier I capital/risk-weighted assets(2)	9.8%	9.5%	8.9%
Tier I capital/average assets(2)	11.8%	11.5%	10.5%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:
(2) As defined by regulatory agencies; September 30, 2025 shown as estimates and prior periods shown as reported.

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations. As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. A reconciliation of GAAP to non-GAAP financial measures is below. Net Income Available to Common Shareholders excludes preferred stock dividends. Tangible common shareholders' equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total equity. Tangible Assets is calculated by excluding the balance of goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible common shareholders' equity by the number of shares outstanding.

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q25		3Q25
	2025	2025	2024	vs. 2Q25		vs. 3Q24
Average shareholders' equity	$2,221,677	$2,201,836	$1,941,026	1%		14%
Less: average goodwill & intangibles	(8,059)	(8,065)	(8,092)	—		—
Less: average preferred stock	(551,291)	(551,290)	(449,387)	0%		23%
Average tangible common shareholders' equity	$1,662,327	$1,642,481	$1,483,547	1%		12%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	10.69%	6.75%	14.43%	394	bps	(374	)bps

Total equity	$2,225,434	$2,184,632	$1,939,107	2%		15%
Less: goodwill and intangibles	(8,056)	(8,062)	(8,079)	—		—
Less: preferred stock	(551,291)	(551,291)	(449,387)	—		23%
Tangible common shareholders' equity	$1,666,087	$1,625,279	$1,481,641	3%		12%

Assets	$19,354,647	$19,141,204	$18,652,976	1%		4%
Less: goodwill and intangibles	(8,056)	(8,062)	(8,079)	—		—
Tangible assets	$19,346,591	$19,133,142	$18,644,897	1%		4%

Ending common shares	45,889,238	45,885,458	45,764,023

Tangible book value per common share	$36.31	$35.42	$32.38	3%		12%
Tangible common shareholders' equity/tangible assets	8.61%	8.49%	7.95%	12	bps	66	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Nine Months Ended
	September 30,	September 30,
	2025	2024	Change
Noninterest expense	$216,251	$160,610	35%

Net interest income (before provision for credit losses)	378,973	387,996	-2%
Noninterest income	117,187	88,967	32%
Total income	$496,160	$476,963	4%

Efficiency ratio	43.58%	33.67%	991	bps

Average assets	$18,546,941	$17,642,004	5%
Net income	150,921	224,720	-33%
Return on average assets before annualizing	0.81%	1.27%
Annualization factor	1.33	1.33
Return on average assets	1.08%	1.69%	(61	)bps

Return on average tangible common shareholders' equity (1)	9.33%	19.39%	(1,006	)bps

Tangible book value per common share (1)	$36.31	$32.38	12%

Tangible common shareholders' equity/tangible assets (1)	8.61%	7.95%	66	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations. As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. A reconciliation of GAAP to non-GAAP financial measures is below. Net Income Available to Common Shareholders excludes preferred stock dividends. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets. Tangible Assets is calculated by excluding the balance of goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Nine Months Ended
	September 30,	September 30,
	2025	2024	Change
Average shareholders' equity	$2,194,786	$1,838,182	19%
Less: average goodwill & intangibles	(8,065)	(8,906)	-9%
Less: average preferred stock	(551,733)	(466,066)	18%
Average tangible common shareholders' equity	$1,634,988	$1,363,210	20%

Annualization factor	1.33	1.33
Return on average tangible common shareholders' equity	9.33%	19.39%	(1,006	)bps

Total equity	$2,225,434	$1,939,107	15%
Less: goodwill and intangibles	(8,056)	(8,079)	—
Less: preferred stock	(551,291)	(449,387)	23%
Tangible common shareholders' equity	$1,666,087	$1,481,641	12%

Assets	$19,354,647	$18,652,976	4%
Less: goodwill and intangibles	(8,056)	(8,079)	—
Tangible assets	$19,346,591	$18,644,897	4%

Ending common shares	45,889,238	45,764,023

Tangible book value per common share	$36.31	$32.38	12%
Tangible common shareholders' equity/tangible assets	8.61%	7.95%	66	bps

Merchants Bancorp
Average Balance Analysis
($ in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-earning deposits, and other interest or dividends	$556,894	$8,063	5.74%	$539,357	$8,193	6.09%	$484,712	$7,671	6.30%
Securities available for sale	923,603	11,880	5.10%	955,186	12,095	5.08%	1,011,146	14,855	5.84%
Securities held to maturity	1,510,857	22,427	5.89%	1,572,186	23,166	5.91%	1,288,466	22,081	6.82%
Mortgage loans in process of securitization	395,388	5,308	5.33%	376,904	5,304	5.64%	308,362	4,062	5.24%
Loans and loans held for sale	14,654,535	254,101	6.88%	14,826,151	255,641	6.92%	14,603,750	290,259	7.91%
Total interest-earning assets	18,041,277	301,779	6.64%	18,269,784	304,399	6.68%	17,696,436	338,928	7.62%
Allowance for credit losses on loans	(105,347)			(90,860)			(81,178)
Noninterest-earning assets	877,235			806,001			696,135

Total assets	$18,813,165			$18,984,925			$18,311,393

Liabilities & Shareholders' Equity:

Interest-bearing checking	$7,451,868	75,415	4.02%	$6,161,736	60,845	3.96%	$5,297,908	62,603	4.70%
Savings deposits	145,086	5	0.01%	145,162	8	0.02%	145,305	17	0.05%
Money market	3,661,645	38,542	4.18%	3,354,820	35,137	4.20%	2,816,906	33,858	4.78%
Certificates of deposit	2,238,401	25,782	4.57%	3,090,250	35,385	4.59%	5,032,159	69,197	5.47%
Total interest-bearing deposits	13,497,000	139,744	4.11%	12,751,968	131,375	4.13%	13,292,278	165,675	4.96%

Borrowings	2,476,365	33,977	5.44%	3,453,960	44,305	5.15%	2,518,405	40,432	6.39%
Total interest-bearing liabilities	15,973,365	173,721	4.31%	16,205,928	175,680	4.35%	15,810,683	206,107	5.19%

Noninterest-bearing deposits	392,569			376,217			327,930
Noninterest-bearing liabilities	225,554			200,944			231,754
Total liabilities	16,591,488			16,783,089			16,370,367

Shareholders' equity	2,221,677			2,201,836			1,941,026

Total liabilities and shareholders' equity	$18,813,165			$18,984,925			$18,311,393

Net interest income		$128,058			$128,719			$132,821

Net interest spread			2.33%			2.33%			2.43%

Net interest-earning assets	$2,067,912			$2,063,856			$1,885,753

Net interest margin			2.82%			2.83%			2.99%

Average interest-earning assets to average interest-bearing liabilities			112.95%			112.74%			111.93%

Supplemental Results
(Unaudited)
($ in thousands)

	Net Income			Net Income
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Segment
Multi-family Mortgage Banking	$12,076	$9,269	$8,068	$24,758	$33,714
Mortgage Warehousing	23,564	22,986	15,940	61,948	58,400
Banking	29,551	14,574	44,983	91,232	153,786
Other	(10,490)	(8,848)	(7,718)	(27,017)	(21,180)
Total	$54,701	$37,981	$61,273	$150,921	$224,720

	Total Assets
	September 30, 2025		June 30, 2025		December 31, 2024
	Amount	%	Amount	%	Amount	%
Segment
Multi-family Mortgage Banking	$513,039	2%	$487,853	2%	$479,099	2%
Mortgage Warehousing	6,993,817	36%	6,999,701	37%	6,000,624	32%
Banking	11,522,375	60%	11,404,488	60%	11,761,202	63%
Other	325,416	2%	249,162	1%	564,807	3%
Total	$19,354,647	100%	$19,141,204	100%	$18,805,732	100%

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Loan Type
Multi-family	$22,458	$19,815	$15,302	$52,398	$32,808
Single-family	775	2,428	690	3,409	1,494
Small Business Association (SBA)	1,438	1,099	739	3,825	2,953
Total	$24,671	$23,342	$16,731	$59,632	$37,255

	Servicing Rights			Servicing Rights
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Balance, beginning of period	$193,037	$189,711	$178,776	$189,935	$158,457
Additions
Purchased servicing	12,858	70	—	12,928	—
Originated servicing	7,588	5,244	7,370	16,170	13,297
Subtractions
Paydowns	(2,450)	(2,246)	(2,090)	(7,504)	(6,729)
Changes in fair value	2,123	258	(6,729)	1,627	12,302
Balance, end of period	$213,156	$193,037	$177,327	$213,156	$177,327

Supplemental Results
(Unaudited)
($ in thousands)

	Loans Receivable and Loans Held for Sale
	September 30,	June 30,	December 31,
	2025	2025	2024
Mortgage warehouse repurchase agreements (4)	$1,645,884	$1,843,742	$1,446,068
Residential real estate (1)	1,008,979	988,783	1,322,853
Multi-family financing	4,877,477	4,833,548	4,624,299
Healthcare financing	1,476,046	1,442,095	1,484,483
Commercial and commercial real estate (2)(3)(4)	1,514,445	1,328,765	1,476,211
Agricultural production and real estate	84,824	82,425	77,631
Consumer and margin loans	896	4,570	6,843
Loans receivable	10,608,551	10,523,928	10,438,388
Less: Allowance for credit losses on loans	93,330	91,811	84,386
Loans receivable, net	$10,515,221	$10,432,117	$10,354,002

Loans held for sale (4)	4,129,329	4,105,765	3,771,510
Total loans, net of allowance	$14,644,550	$14,537,882	$14,125,512

(1) Includes $0.8 billion, $0.8 billion and $1.2 billion of All-In-One © first-lien home equity lines of credit as of September 30, 2025, June 30, 2025 and December 31, 2024, respectively.
(2) Includes $0.9 billion, $0.8 billion and $0.9 billion of revolving lines of credit collateralized primarily by mortgage servicing rights as of September 30, 2025, June 30, 2025 and December 31, 2024, respectively.
(3) Includes only $19.6 million, $19.8 million and $18.7 million of non-owner occupied commercial real estate as of September 30, 2025, June 30, 2025 and December 31, 2024, respectively.
(4) The warehouse portfolio is exclusively made up of loans to residential and multi-family mortgage bankers that are funding agency-eligible mortgages and commercial loans, which represent all of the Company's loans to non-depository institutions.

	Loan Credit Risk Profile
	September 30, 2025		June 30, 2025		December 31, 2024
	Amount	%	Amount	%	Amount	%
Pass	$10,026,354	94.5%	$9,934,759	94.4%	$9,741,087	93.4%

Special mention	155,716	1.5%	171,512	1.6%	379,969	3.6%
Substandard	426,481	4.0%	417,657	4.0%	317,332	3.0%
Critcized loans	582,197	5.5%	589,169	5.6%	697,301	6.6%
Total loans receivable	$10,608,551	100.0%	$10,523,928	100.0%	$10,438,388	100.0%
Charge-offs (year-to-date)	$86,070		$56,570		$10,587
Recoveries (year-to-date)	$51		$28		$136

	Nonperforming Loans
	September 30,	June 30,	December 31,
	2025	2025	2024
Nonaccrual loans	$282,168	$250,818	$279,716
90 days past due and still accruing	16,100	714	6
Total nonperforming loans	$298,268	$251,532	$279,722
Other real estate owned	4,347	7,049	8,209
Total nonperforming assets	$302,615	$258,581	$287,931
Nonperforming loans to total loans receivable	2.81%	2.39%	2.68%
Nonperforming assets to total assets	1.56%	1.35%	1.53%

	Delinquent Loans
	September 30,	June 30,	December 31,
	2025	2025	2024
Delinquent loans:
Loans receivable	$324,580	$279,009	$292,263
Loans held for sale	11,665	—	32,343
Total delinquent loans	$336,245	$279,009	$324,606
Total loans receivable and loans held for sale	$14,737,880	$14,629,693	$14,209,898
Delinquent loans to total loans	2.28%	1.91%	2.28%

Supplemental Results
(Unaudited)
($ in thousands)

	Deposits
	September 30,	June 30,	December 31,
	2025	2025	2024
Noninterest-bearing deposits
Core demand deposits	$399,814	$315,523	$239,005

Interest-bearing deposits
Demand deposits:
Core demand deposits	$7,681,422	$6,066,933	$4,319,512
Brokered demand deposits	—	250,000	—
Total interest-bearing demand deposits	7,681,422	6,316,933	4,319,512
Savings deposits:
Core savings deposits	3,788,707	3,703,270	3,442,111
Brokered savings deposits	660	358	859
Total savings deposits	3,789,367	3,703,628	3,442,970
Certificates of deposit:
Core certificates of deposits	920,689	1,346,630	1,385,270
Brokered certificates of deposits	1,143,413	1,004,121	2,533,219
Total certificates of deposits	2,064,102	2,350,751	3,918,489

Total interest-bearing deposits	13,534,891	12,371,312	11,680,971

Total deposits	$13,934,705	$12,686,835	$11,919,976

Total core deposits	$12,790,632	$11,432,356	$9,385,898
Total brokered deposits	$1,144,073	$1,254,479	$2,534,078
Total deposits	$13,934,705	$12,686,835	$11,919,976